	James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
	R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
	William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
	Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
	William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
	David W. Kington	Diane M. Bell	Anne L.B. Kober
	R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
	Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
	Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
	James A. Speakman	Kerstin R. Tapping	Ethan P. Minsky, 6, 7, 9
	Brock H. Smith	Nicole M. Byres	John C. Fiddick
	D. Lawrence Munn, 8	R. Glen Boswall	Hannelie G. Stockenstrom, 12
	Bonnie S. Elster	Virgil Z. Hlus, 4	Samantha Ip
	Jonathan L.S. Hodes, 1, 5	William L. Macdonald, 8	Aaron B. Singer
	L.K. Larry Yen, 10	Peter M. Tolensky	Thea L. Koshman, 1
	Tony Fogarassy	Allyson L. Baker, 3	Warren G. Brazier, 4
	Amy A. Mortimore	Veronica P. Franco	Krista Prockiw
	Brent C. Clark	Jane Glanville	Keri T. Grenier
	Sean D. Vanderfluit	Richard T. Weiland	Adam I. Zasada
	Andrea M. East	Cam McTavish	Steve Veitch
	Lisa D. Hobman	Valerie S. Dixon	Jonathan C. Lotz
Our File No. 31719/0001 CW1064142.1	Dianne D. Rideout	Tasha L. Coulter	David J. Fenrich
	Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
	Sarah W. Jones	Michal Jaworski	Shauna K. Towriss

Associate Counsel: Michael J. Roman

February 9, 2007	Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

	Canada	United States	International
BY FAX	1 Alberta	4 California	11 Hong Kong
	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
7 Florida
8 New York
9 Virginia
10 Washington

Freshwater Technologies, Inc.
Suite 200, 30 Denver Crescent
Toronto, ON M2J 1G8

Dear Sirs:

Re:	Freshwater Technologies, Inc. - Registration Statement on
Form SB-2 filed February 9, 2007

                    We have acted as counsel to Freshwater Technologies, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 20,400,000 shares of the Company's common stock (the "Registered Shares"), $0.001 par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on February 9, 2007.

                    In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

          (a) Articles of Incorporation of the Company;

          (b) Bylaws of the Company;

          (c) Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

          (d) The Registration Statement; and

          (e) The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

                    We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

                    Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are duly and validly authorized and issued, fully paid and non-assessable.

                    This opinion letter is opining upon and is limited to the current federal laws of the United States and the Nevada General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us therein.

Yours truly, /s/ Clark Wilson LLP

cc: United States Securities and Exchange Commission